UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 8, 2016

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Registered Securities

Stock Purchase Agreement

On September 8, 2016, Trinity Capital Corporation (the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Castle Creek Capital Partners VI, LP ("Castle Creek"), Patriot Financial Partners II, L.P., Patriot Financial Partners Parallel II, L.P. (together with Patriot Financial Partners II, L.P., "Patriot") and Strategic Value Bank Partners LLC, through its fund, Strategic Value Investors LP ("SVBP", and collectively, the "Investors"), pursuant to which the Company has agreed to issue and sell to the Investors in a private placement shares of the Company's common stock, no par value (the "Common Stock"), at a purchase price of $4.75 per share, and shares of a new series of the Company's non-voting convertible perpetual preferred stock, Series C, no par value (the "Series C preferred stock"), at a purchase price of $475.00 per share, resulting in gross proceeds to the Company of approximately $52 million.

The Company intends to use the net proceeds of the private placement to repurchase all of the shares of the Company's outstanding Series A preferred stock and Series B preferred stock, to pay the deferred interest on its trust preferred securities, and for general corporate purposes.

The Stock Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Investors.  In addition, the Company has agreed to a non-solicitation covenant relating to acquisition transactions.  The completion of the private placement is subject to customary closing conditions, including the receipt of necessary regulatory approvals or nonobjections for the use of net proceeds described above.

The Stock Purchase Agreement also contains customary termination rights for the Company and the Investors.  In addition, Castle Creek and Patriot are each entitled to a termination fee of $250,000 if the Stock Purchase Agreement is terminated as a result of, among other circumstances, the Company's entry into an acquisition transaction or material uncured breach of the Stock Purchase Agreement.  In addition, the Company agreed to reimburse certain of Castle Creek's and Patriot's legal fees and out-of-pocket expenses incurred in connection with their participation in the private placement.

Registration Rights Agreement

In connection with the private placement, the Company will enter into a registration rights agreement (the "Registration Rights Agreement") with each of Castle Creek and Patriot. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a resale registration statement for the purpose of registering the resale of the shares of the Common Stock and Series C preferred stock issued in the private placement and the underlying shares of Common Stock or non-voting Common Stock into which the shares of Series C preferred stock are convertible, as appropriate. The Company is obligated to file the registration statement no later than the third anniversary after the closing of the private placement.

Board Appointment and Observer Rights

Pursuant to the terms of the Stock Purchase Agreement, Castle Creek and Patriot will be entitled to have (i) one representative appointed to each of the Company's and Los Alamos National Bank's board of directors and (ii) one representative attend all meetings of each of the Company's and the Bank's board of directors as a nonvoting observer, in each case, for so long as the Investor, together with its respective affiliates, owns, in the aggregate, 5.0% or more of all of the outstanding shares of the Common Stock (including shares of Common Stock issuable upon conversion of the Series C preferred stock or non-voting Common Stock).

Series C Preferred Stock

The rights, preferences, and privileges of the Series C preferred stock will be set forth in the Fourth Articles of Amendment to the Company's Articles of Incorporation, which the Company intends to file with the Secretary of State of the State of New Mexico prior to the closing of the private placement.  The Fourth Articles of Amendment will become effective upon the issuance of a certificate of amendment by the Secretary of State of the State of New Mexico.

The Series C preferred stock will have the following terms:

• Dividends:  Holders of the Series C preferred stock will be entitled to receive dividends when, as, and if declared by the Company's board of directors, in the same per share amount as paid on the number of shares of Common Stock with respect to the number of shares of Common Stock into which the shares of Series C preferred stock would be converted in accordance with the Fourth Articles of Amendment, and no dividends would be payable on the Common Stock unless a dividend identical to that paid on the Common Stock is payable at the same time on the Series C preferred stock on an as-converted basis.

• Conversion:  Each share of Series C preferred stock will automatically convert into 100 shares of non-voting Common Stock effective as of the close of business on the date that the Company obtains shareholder approval for and files an amendment to the Articles of Incorporation to authorize a class of non-voting Common Stock.  Unless the shares of Series C preferred stock have previously been converted into shares of non-voting Common Stock as described above, each share of Series C preferred stock will automatically convert into 100 shares of voting Common Stock upon a "Permissible Transfer" of such shares of Series C preferred stock to a non-affiliate of such holder or may be converted into 100 shares of voting Common Stock at any time, provided that upon such conversion, the holder and its affiliates will not own more than 9.9% of the Company's voting securities. A "Permissible Transfer" is a transfer by the holder of Series C preferred stock (i) to the Company; (ii) in a widely distributed public offering of voting Common Stock or Series C preferred stock; (iii) that is part of an offering that is not a widely distributed public offering of voting Common Stock or Series C preferred stock but is one in which no one transferee acquires the rights to receive 2% or more of any class of voting securities; (iv) that is part of a transfer of voting Common Stock or Series C preferred stock to an underwriter for the purpose of conducting a widely distributed public offering; (v) to a transferee that controls more than 50% of the voting securities of the Company without giving effect to such transfer; or (vi) that is part of a transaction approved by the Board of Governors of the Federal Reserve System.

• Priority:  The Series C preferred stock will rank, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company pari passu with the Common Stock pro rata on an as-converted basis.

• Voting:  Holders of Series C preferred stock will have no voting rights except as may be required by law. If the holders of Series C preferred stock are entitled by law to vote as a single class with the holders of outstanding shares of Common Stock, each share of Series C preferred stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share is convertible.

• Preemptive Rights:  Holders of Series C preferred stock will have no preemptive rights, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Series C preferred stock.

• Redemption: The Series C preferred stock will not be redeemable by either the Company or by the holder.

Shareholder Rights Offering

Pursuant to the terms of the Stock Purchase Agreement, the Company is permitted to conduct a rights offering to its existing shareholders for shares of Common Stock, resulting in gross proceeds to the Company of up to $10 million, within one year following the closing of the private placement.  Shares in the rights offering must be sold at the same $4.75 purchase price as the shares of Common Stock sold to the Investors pursuant to the Stock Purchase Agreement.  The Investors are not entitled to participate in the rights offering pursuant to the Stock Purchase Agreement.

The foregoing descriptions of the Stock Purchase Agreement, the Registration Rights Agreement and the Series C preferred stock are qualified in their entirety by reference to the complete terms and conditions of the Stock Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01 and Item 3.02.

Item 7.01	Regulation FD Disclosure

On September 8, 2016, the Company issued a press release relating to the items described above in Items 1.01 and 3.02.  A copy of the press release is attached as Exhibit 99.1 to, and incorporated by reference in, this Current Report on Form 8-K.  The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement, filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such registration statement, filing or other document.

Important Information

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company's goals and expectations with respect to the private placement, the repurchase of the Series A preferred stock and Series B preferred stock and the payment of deferred interest on the trust preferred securities, and the shareholder rights offering, and (ii) statements preceded by, followed by, or that include the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions. These statements are based upon the current belief and expectations of the Company's management team and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control). Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. Additional factors that could cause other Company's results to differ materially from those described in the forward-looking statements can be found in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Stock Purchase Agreement, dated September 8, 2016, by and among the Company and the Investors
99.1	Press Release, dated September 8, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: September 8, 2016	By:	/s/ John S. Gulas
John S. Gulas

Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated September 8, 2016, by and among the Company and the Investors
99.1	Press Release, dated September 8, 2016